UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________________________

SCHEDULE 14A
(Rule 14a-101)

______________________________________

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Maison Solutions Inc.
(Name of Registrant as Specified in its Charter)

___________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED APRIL 4, 2025

Maison Solutions Inc.
127 N Garfield Avenue
Monterey Park, California 91754

April [•], 2025

Dear Fellow Maison Stockholder:

We are pleased to invite you to join us at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Maison Solutions Inc. (“Maison” or the “Company”) to be held on [•], April [•], 2025 at [•] Eastern Time, at Maison’s corporate headquarters located at 127 N Garfield Avenue, Monterey Park, California 91754.

The accompanying Notice of Annual Meeting and Proxy Statement describes the specific matters to be voted upon at the Annual Meeting. Whether you own a few or many shares of Maison common stock and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented at the Annual Meeting. Your vote is important and we ask that you please cast your vote as soon as possible.

The Board of Directors recommends that you vote FOR the election of all the director nominees; FOR the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Class A Common Stock, $0.0001 par value per share of the Company (the “Class A Common Stock”); FOR the approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the full issuance of shares of Class A Common Stock issuable by the Company pursuant to the Notes and Warrant (each as defined in the Proxy Statement); FOR the approval of an amendment to the Company’s Charter to permit stockholders of the Company to take action by written consent; and FOR the ratification of the selection of Kreit & Chiu CPA LLP as the Company’s independent certified public accountants for the fiscal year ending April 30, 2026. Please refer to the accompanying Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

Sincerely,

John Xu Chief Executive Officer, Chairman and President Maison Solutions Inc.

Maison Solutions Inc.

127 N Garfield Avenue

Monterey Park, California 91754

NOTICE OF THE 2025 ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of Maison Solutions Inc.:

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Maison Solutions Inc. will be held on [•], April [•], 2025 at [•] Eastern Time, at Maison’s corporate headquarters located at 127 N Garfield Avenue, Monterey Park, California 91754. The purpose of the Annual Meeting is to consider and vote upon the following proposals:

1.      Director Election Proposal — a proposal to elect five directors, each for a term expiring at the next annual meeting or until their successors are duly elected and qualified;

2.      Authorized Share Increase Proposal — a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), from 92,000,000 shares to 150,000,000 shares;

3.      Stock Issuance Proposal — a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of the shares of Class A Common Stock issuable pursuant to the Notes and Warrant (as defined in this Proxy Statement);

4.      Stockholder Consent Proposal — a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to permit stockholders of the Company to take action by written consent (the “Stockholder Consent Proposal”);

5.      Auditor Ratification Proposal — a proposal to ratify the selection of Kreit & Chiu CPA LLP as the Company’s independent certified public accountants for the fiscal year ending April 30, 2026; and

6.      To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The close of business on March 28, 2025 has been fixed as the record date for the Annual Meeting (the “Record Date”). Only holders of record of Maison Solutions Inc. common stock on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We cordially invite you to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we ask that you please cast your vote as soon as possible. As more fully described in the accompanying proxy statement, you may revoke your proxy and reclaim your right to vote at any time prior to its use.

Sincerely,

John Xu Chief Executive Officer, President and Chairman

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL [•], 2025

The accompanying proxy statement and the 2024 Annual Report on Form 10-K are available at [•].

PROXY STATEMENT

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PROXY STATEMENT

This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of Maison Solutions Inc. (“Maison” or the “Company,” or “we,” “us,” and “our”) for use at our 2025 Annual Meeting of Stockholders (“Annual Meeting”). Our Annual Meeting will be held on [•], April [•], 2025 at [•] Eastern Time, at Maison’s corporate headquarters located at 127 N Garfield Avenue, Monterey Park, California 91754. If you will need directions to the Annual Meeting, or if you require special assistance at the Annual Meeting because of a disability, please contact [•] at [•].

The close of business on March 28, 2025 has been fixed as the record date for the Annual Meeting (the “Record Date”). Only holders of record of shares of Maison common stock, par value of $0.0001 per share (“Common Stock”), and on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the Record Date, there were [•] shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, comprised of [•] shares of Class A Common Stock (“Class A Common Stock”) and [•] shares of Class B Common Stock (“Class B Common Stock”). This proxy statement and form of proxy are first being mailed to stockholders on or about [•], 2025.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the purpose of our 2025 Annual Meeting?

Our 2025 Annual Meeting will be held to consider and vote upon the following proposals:

1.      Director Election Proposal — a proposal to elect five directors, each for a term expiring at the next annual meeting or until their successors are duly elected and qualified;

2.      Authorized Share Increase Proposal — a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to increase the number of authorized shares of Class A Common Stock from 92,000,000 shares to 150,000,000 shares;

3.      Stock Issuance Proposal — a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of the shares of Class A Common Stock issuable pursuant to the Notes and Warrant (as described in this Proxy Statement);

4.      Stockholder Consent Proposal — a proposal to approve an amendment to the Company’s Charter to permit stockholders of the Company to take action by written consent;

5.      Auditor Ratification Proposal — a proposal to ratify the selection of Kreit & Chiu CPA LLP as the Company’s independent certified public accountants for the fiscal year ending April 30, 2026; and

6.      To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a holder of record of our Common Stock as of the Record Date or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If your shares are held by a brokerage firm, bank, or a trustee, you should provide proof of beneficial ownership as of the Record Date, such as a bank or brokerage account statement or other similar evidence of ownership. Even if you plan to attend the Annual Meeting, please cast your vote as soon as possible.

What are the voting rights of Maison stockholders?

Our stockholders will be entitled to vote or direct votes to be cast at the Annual Meeting if they owned shares of Common Stock at the close of business on the Record Date. As of the Record Date, there were [•] shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, comprised of [•] shares of Class A Common Stock, which Class A Common Stock shares are entitled to an aggregate of [•] votes at the Annual Meeting, and [•] shares of Class B Common Stock, which Class B Common Stock shares are entitled to an aggregate of [•] votes at the Annual Meeting, for an aggregate total of [•] votes. Under Delaware law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Each stockholder of Class A Common Stock is entitled to one vote per share on each matter properly presented at the Annual Meeting for each share of Class A Common Stock owned by such stockholder on the Record Date. Each stockholder of Class B Common Stock is entitled to ten votes per share on each matter properly presented at the Annual Meeting for each share of Class B Common Stock owned by such stockholder on the record date.

What constitutes a quorum?

A quorum of our stockholders is necessary to conduct business and hold a valid meeting. The holders of a majority of the voting power of the shares of Common Stock issued and outstanding and entitled to vote shall be present in person or represented by proxy in order to constitute a quorum for the Annual Meeting. If you submit a properly executed proxy or voting instruction card or properly cast your vote via the Internet or telephone, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote as to a particular proposal.

What are “broker non-votes?”

“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the stockholder and the firm does not have the authority to vote the shares in its discretion. Under applicable exchange rules, the Director Election Proposal, the Authorized Share Increase Proposal, the Stock Issuance Proposal and the Stockholder Consent Proposal are non-routine proposals, and as such a broker does not have the discretion to vote on such proposals if such broker has not received instructions from the beneficial owner of the shares represented. The Auditor Ratification Proposal is a routine proposal, and as such a broker does have discretion to vote on the Auditor Ratification Proposal.

Will my shares be voted if I do not provide my proxy?

If your shares are held by a brokerage firm and you do not provide the firm specific voting instructions, such firm will not have the authority to vote your shares for the Director Election Proposal, the Authorized Share Increase Proposal, the Stock Issuance Proposal and the Stockholder Consent Proposal and your shares will not be voted, and will be considered “broker non-votes,” with respect to these proposals to be presented at the Annual Meeting. Therefore, we urge you to provide voting instructions so that your shares will be voted. If you hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the Annual Meeting.

How do I vote?

Maison stockholders of record on March 28, 2025 may submit their proxies as follows:

•        Through the Internet, by visiting the website established for that purpose at [•] by 11:59 p.m. Eastern Time on April [•], 2025 and following the instructions;

•        By telephone, by calling the toll-free number [•] in the United States, Canada, or Puerto Rico on a touch-tone phone by 11:59 p.m. Eastern Time on April [•], 2025 and following the recorded instructions; or

•        By mail, by marking, signing, and dating the enclosed proxy card and returning it in the postage-paid envelope provided or returning it pursuant to the instructions provided in the proxy card.

If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

To vote in person:

•        If you are a registered holder, attend our Annual Meeting, bring valid photo identification, and deliver your completed proxy card or ballot in person; or

•        If you hold your shares in “street name,” attend our Annual Meeting, bring valid photo identification, and obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet, by telephone, by signing and mailing a new proxy card with a later date, or by attending the Annual Meeting and voting in person (only your latest proxy submitted prior to the Annual Meeting will be counted). However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

What vote is required to approve each proposal at the Annual Meeting?

Proposal 1 — Director Election Proposal.

The vote required to elect our five directors, each for a term expiring at the next annual meeting or until their successors are duly elected and qualified, is a plurality of the votes cast at the Annual Meeting. Votes withheld and broker non-votes will have no effect on the outcome of the vote for the Director Election Proposal.

Proposal 2 — Authorized Share Increase Proposal.

The vote required to approve the Authorized Share Increase Proposal is a majority of the voting power of all of the issued and outstanding Common Stock entitled to vote thereon as of the Record Date. Abstentions will have the effect of a vote against the Authorized Share Increase Proposal and broker non-votes will have no effect on the outcome of the Authorized Share Increase Proposal.

Proposal 3 — Stock Issuance Proposal.

The vote required to approve the Stock Issuance Proposal is a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the Stock Issuance Proposal.

Proposal 4 — Stockholder Consent Proposal.

The vote required to approve the Stockholder Consent Proposal is 66 2/3% of the voting power of all of the issued and outstanding Common Stock entitled to vote thereon as of the Record Date. Abstentions will have the effect of a vote against the Stockholder Consent Proposal and broker non-votes will have no effect on the outcome of the Stockholder Consent Proposal.

Proposal 5 — Auditor Ratification Proposal.

The vote required to approve the Auditor Ratification Proposal is a majority of the votes cast at the Annual Meeting. Abstentions will have no effect on the outcome of the vote for the Auditor Ratification Proposal.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

•        FOR Proposal 1: the Director Election Proposal;

•        FOR Proposal 2: the Authorized Share Increase Proposal;

•        FOR Proposal 3: the Stock Issuance Proposal;

•        FOR Proposal 4: the Stockholder Consent Proposal; and

•        FOR Proposal 5: the Auditor Ratification Proposal.

How will the persons named as proxies vote?

If you complete and submit a proxy, the persons named as proxies will follow your voting instructions. If you submit a proxy but do not provide instructions or if your instructions are unclear, the persons named as proxies will vote your shares in accordance with the recommendations of the Board, as set forth above.

With respect to any other proposal that properly comes before the Annual Meeting, the persons named as proxies will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

Who will pay for the cost of soliciting proxies?

We will pay for the cost of soliciting proxies. Our directors, officers and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. Maison has engaged [•] to assist it in the distribution and solicitation of proxies at a fee of $[•], plus expenses. As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees, and other nominees for forwarding our proxy materials to each beneficial owner of Common Stock held of record by them.

Whom should I call with questions?

If you have additional questions about the Annual Meeting, you should contact:

Maison Solutions Inc.
127 N Garfield Ave.
Monterey Park, CA 91754
Attention: Investor Relations
Phone Number: (626) 737-5888
E-mail Address: chris.zhang@maisonsolutions.com

If you would like additional copies of this proxy statement or you need assistance voting your shares, you should contact:

[•]

PROPOSAL 1: DIRECTOR ELECTION PROPOSAL

Our Board currently consists of five members. Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the five persons listed below to stand for a term expiring at our next annual meeting of stockholders or until their successors are duly elected and qualified. Each nominee listed below is currently serving as a director and is willing and able to serve as a director of the Company.

Directors

Below are the names of and certain information regarding our directors:

Name	Age	Position
John Xu	48	Chief Executive Officer, President and Chairman of the Board
Alexandria M. Lopez	39	Chief Financial Officer and Director
Mark Willis	68	Director
Bin Wang	67	Director
Dr. Xiaoxia Zhang	54	Director

John Xu — Chief Executive Officer, President and Chairman of the Board

Mr. Xu has served as Director, President and Chief Executive Officer of the Company since 2019. Mr. Xu has served as Director and President of J&C International Group LLC, a cross-border investment firm since 2013. From 2009 to 2020, Mr. Xu also served as Director and President of Ideal City Realty, LLC, a real estate investment firm. Mr. Xu has extensive experience in business operations, investment and strategic management and retail enterprises, with a keen market sense and deep understanding of cross-border investment environment.

We believe Mr. Xu’s qualifications to serve on our Board include his perspective and experience building and leading our Company as the founder and Chief Executive Officer and his extensive experience in business, strategic development and implementation.

Alexandria M. Lopez — Chief Financial Officer and Director

Ms. Lopez has served as a member of our Board and has been the Chief Financial Officer of the Company since 2019. Ms. Lopez previously served as Chief Financial Officer and Vice President of J&C International Group LLC, a position she has held from 2014 to 2023. Ms. Lopez has over 10 years of financial and accounting experience. Ms. Lopez received a B.A. in Accounting from the University of Phoenix.

We believe Ms. Lopez’s qualifications to serve on our Board include her knowledge of our Company and her extensive management experience at our Company.

Non-Management Directors

Mark Willis — Director

Mr. Willis has served as a member of our Board since June 2023. Mr. Willis is the founder and Chief Executive Officer of ParQuest Consulting, which he founded in 2015. Mr. Willis previously served as a member of the transition team of New York City Mayor Eric Adams from 2021 to 2022. Prior to these roles, Mr. Willis served in various roles at Morgan Stanley Wealth Management, from 1998 to 2015. Mr. Willis has a BBA in Finance and Investments from Baruch College and an MBA with a concentration computer methodology from the Baruch College Graduate School of Business.

We believe Mr. Willis’s qualifications to serve on our Board include his substantial experience in business management and finance as well as his expertise and resources in financial services.

Bin Wang — Director

Mr. Wang as served as a member of our Board since June 2023. Mr. Wang is the Managing Director of Eon Capital International Ltd, a Hong Kong-incorporated corporate advisory service company since 2007. Mr. Wang also serves as a member of the board of directors of Fly-E Group, Inc. (Nasdaq: FLYE) since May 2024. He also acted as the Chairman and Chief Executive Officer of Alberton Acquisition Corp. (ALAC), a Nasdaq listed company from 2018 to 2020. From 2010 to 2012, he served as Independent Board Director of Sky Digital Stores Corp. (OTC: SKYC), participating in the company’s a public listing process. Mr. Wang began his financial career in 1994 with Chemical Bank, as market segment manager for developing the bank’s commercial banking business in the US domestic Asian market. He then served as Vice President and Team Leader of Chase International Financial Services after Chemical Bank’s merger into Chase in 1996 and later combination into JP Morgan Chase in 2000. He continued his service at JP Morgan Chase with a broad range of management responsibilities in the development and growth of the bank’s international business until 2006. Mr. Wang graduated from Northwestern Polytechnic University in 1980, received his M.S. degree in Mechanical Engineering from Xi’an Jiaotong University in 1983 and he obtained his M.A. in economics from Illinois State University in 1992. Mr. Wang has over 30 years of management experience in financial industry and has provided his financial advisory services to dozens of corporate clients in both the United States and Asia.

We believe Mr. Wang’s qualifications to serve on our Board include his substantial experience in business management as well as his expertise and resources in financial services.

Dr. Xiaoxia Zhang — Director

Ms. Zhang has served as a member of our Board since June 2023. Dr. Zhang serves as a consultant for a number of Chinese companies with U.S. operations, focusing on strategy, resourcing, technology and supply chain management. Her clients include Yangfang Shengli Catering, which she helped to grow from its origins as a street vendor to a full-industry-chain company that specializes in hala catering, food processing, packaging, central kitchen and restaurants, and to expand its footprint in the New York and California markets. Dr. Zhang also advises Shanxi Hongtong Fenghe Agroforestry, where she helped to develop its signature product, “Yulu Fragrant Pear”, which is known as the “King of Chinese Pears” and to streamline the company’s supply chain process, increasing company efficiency and profitability. Dr. Zhang also serves as Deputy Director at Renmin University of China Lifelong Learning Center, a position she has held since 2014. She previously served as Chairwoman at Zhongguancun Dongsheng New Urbanization Industry Alliance from 2016 to 2020 and Vice Dean at Tianjin Bohai Urban Development Research Institute from 2011 to 2021. Dr. Zhang received her Doctoral Degree in environment science from Peking University in 2004.

We believe Dr. Zhang’s qualifications to serve on our Board include her substantial experience in consulting and supply chain management and development as well as her experience with growth stage companies.

Vote Required and Board Recommendation

The vote required to elect our five directors, each for a term expiring at the next annual meeting or until their successors are duly elected and qualified, is a plurality of the votes cast. The Board recommends that you vote “FOR” the election of each of the director nominees.

CORPORATE GOVERNANCE

Board of Directors

Board Composition

Our business and affairs are managed under the direction of our board of directors (the “Board”). Our Amended and Restated Bylaws (“Bylaws”) provide that our Board shall consist of a number of directors to be fixed from time to time by the board. Our Board currently consists of five directors, of which Bin Wang, Mark Willis and Dr. Xiaoxia Zhang qualify as independent directors under the corporate governance standards of the Nasdaq Stock Market LLC (“Nasdaq”) and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Members of our Board will be elected at our annual meeting of stockholders to hold office until their successors have been elected and qualified, subject to prior death, resignation, disqualification or removal from office.

The Board held three meetings and took seven actions by written consent during the fiscal year ended April 30, 2024. During the fiscal year ended April 30, 2024, each person serving as a director attended at least 75% of the total number of meetings of our Board and any Board committee on which he or she served.

The Company encourages, but does not require, directors to attend the annual meeting of stockholders. The Annual Meeting will be our first annual meeting of stockholders. As such, there is no information to disclose regarding our directors’ attendance at the previous year’s meeting.

Controlled Company

We are a “Controlled Company” as defined under the rules and regulations of Nasdaq because, and as long as, Mr. John Xu, our Chairman and Chief Executive Officer, holds more than 50% of the Company’s voting power, he will exercise control over the management and affairs of the company and matters requiring stockholder approval, including the election of the Company’s directors. Mr. Xu, who controls more than 50% of the voting power of our outstanding capital stock, has the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors, as well as the overall management and direction of our Company. For so long as we remain a Controlled Company under that definition, we are permitted to elect, and intend, to rely on certain exemptions from corporate governance rules and regulations of Nasdaq, including:

•        an exemption from the rule that a majority of our Board must be independent directors;

•        an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•        an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Committees of the Board of Directors

Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee member has been appointed by the Board to serve until his or her successor is elected and qualified, unless he or she is earlier removed or resigns.

Audit Committee

Our audit committee consists of Dr. Xiaoxia Zhang, Bin Wang and Mark Willis. The Board has determined that each of the members of the audit committee satisfy the independence requirements of the Nasdaq corporate governance standards and Rule 10A-3 under the Exchange Act and is financially literate (as defined under the rules of Nasdaq). In arriving at this determination, the Board has examined each audit committee member’s scope of experience, the nature of their prior and/or current employment and all other factors determined to be relevant under the rules and regulations of Nasdaq and the U.S. Securities and Exchange Commission (the “SEC”).

Bin Wang serves as the chair of the audit committee. The Board has determined that Bin Wang qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq rules. In making this determination, the Board has considered formal education and previous professional experience in financial roles. Both the Company’s independent registered public accounting firm and management will periodically meet privately with the audit committee members.

The audit committee has responsibility for, among other things:

•        overseeing management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and our disclosure practices;

•        overseeing management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning;

•        overseeing management’s establishment and maintenance of processes to assure our compliance with all applicable laws, regulations and corporate policies;

•        reviewing our annual and quarterly financial statements prior to their filing and prior to the release of earnings; and

•        reviewing the performance of the independent accountants and making recommendations to the Board regarding the appointment or termination of the independent accountants and considering and approving any non-audit services proposed to be performed by the independent accountants.

The audit committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate.

Our Board has adopted a written charter for our audit committee, which is available on the investor relations section of our website at https://investors.maisonsolutionsinc.com. Information on or accessible through our website is not incorporated by reference in this proxy statement.

The composition and function of the audit committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. The Company will comply with future requirements to the extent they become applicable to the Company.

The Audit Committee held three meetings and took one action by unanimous written consent during the year ended April 30, 2024.

Compensation Committee

Our compensation committee consists of Mark Willis, Bin Wang and Dr. Xiaoxia Zhang. The Board has determined that each of the members of nominating and corporate governance committee satisfy the independence requirements of Nasdaq and the SEC. Mark Willis serves as the chair of the compensation committee. The functions of the compensation committee include, among other things:

•        reviewing our compensation practices and policies, including equity benefit plans and incentive compensation;

•        reviewing key employee compensation policies;

•        monitoring performance and compensation of our employee-directors, officers and other key employees; and

•        preparing recommendations and periodic reports to the Board concerning these matters.

Our Board has adopted a written charter for our compensation committee, which is available on the investor relations section of our website at https://investors.maisonsolutionsinc.com. Information on or accessible through our website is not incorporated by reference in this proxy statement.

The composition and function of the compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. The Company will comply with future requirements to the extent they become applicable to the Company.

The Compensation Committee held no meetings and took one action by unanimous written consent during the fiscal year ended April 30, 2024.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Bin Wang, Mark Willis and Dr. Xiaoxia Zhang. The Board has determined that each of the members of nominating and corporate governance committee satisfy the independence requirements of Nasdaq and the SEC. Bin Wang serves as the chair of the nominating and corporate governance committee. The functions of the nominating and corporate governance committee include, among other things:

•        making recommendations as to the size, composition, structure, operations, performance and effectiveness of the Board;

•        establishing criteria and qualifications for membership on the Board and its committees;

•        assessing and recommending to the Board strong and capable candidates qualified to serve on the Board and its committees;

•        developing and recommending to the Board a set of corporate governance principles; and

•        considering and recommending to the Board other actions relating to corporate governance.

Our Board has adopted a written charter for our nominating and corporate governance committee, which is available on the investor relations section of our website at https://investors.maisonsolutionsinc.com. Information on or accessible through our website is not incorporated by reference in this proxy statement.

The composition and function of the nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. The Company will comply with future requirements to the extent they become applicable.

The Nominating and Corporate Governance Committee held no meetings and took no actions by unanimous written consent during the year ended April 30, 2024.

Board Leadership

The Board has no policy regarding the need to separate or combine the offices of Chairman of the Board (“Chairman”) and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for the Company. The positions of Chairman and Chief Executive Officer are currently held by John Xu. We also have a Lead Independent Director elected annually by the majority of the Board of Directors. Mark Willis currently serves as the Lead Independent Director. The Lead Independent Director calls and presides over periodic meetings of our independent directors, prepares agendas for meetings of the independent directors, facilitates communications between management and the independent directors, ensures that the Board fulfills its oversight responsibilities in Company strategy, risk oversight and succession planning, and performs such additional duties as our Board may otherwise determine and delegate from time to time. Our Board has determined that its current structure, with combined Chairman and Chief Executive Officer roles and a Lead Independent Chairman, is in the best interests of the Company and its stockholders at this time. Our overall corporate governance policies and practices combined with the strength of our independent directors and our internal controls minimize any potential conflicts that may result from combining the roles of Chairman and Chief Executive Officer.

Board Oversight of Enterprise Risk

The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management are conducted primarily through the committees of the Board identified above but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of risk exposures

(including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The other committees of the Board consider the risks within their areas of responsibility.

Director Independence

A majority of our Board is independent under the rules of Nasdaq. Our Board has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our Board has determined that Bin Wang, Mark Willis and Dr. Xiaoxia Zhang qualify as “independent directors” under the corporate governance standards of Nasdaq and the independence requirements of Rule 10A-3 under the Exchange Act. There are no family relationships among any of our directors or executive officers.

Code of Ethics

Our Board has adopted a code of ethics (the “Code of Ethics”) that establishes the standards of ethical conduct applicable to all of our directors, officers, employees, consultants and contractors. The Code of Ethics addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, company funds and assets, confidentiality and corporate opportunity requirements and the process for reporting violations of the code of ethics, employee misconduct, conflicts of interest or other violations. Our Code of Ethics is publicly available on the investor relations section of our website at https://investors.maisonsolutionsinc.com. Information on or accessible through our website is not incorporated by reference in this proxy statement. Any waiver of our Code of Ethics with respect to our directors, executive officers or other principal financial officers may only be authorized by our Board and will be disclosed as required by applicable law and the listing rules of Nasdaq.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines (the “Corporate Governance Guidelines”) to promote the effective functioning of the Board and its committees, and the continued implementation of good corporate governance practices. The Corporate Governance Guidelines address matters such as the role and structure of the Board and its committees, Board meetings, independent director executive sessions, director independence, qualifications for Board membership, director orientation and continuing education, CEO performance review, succession planning and Company policies. A copy of our Corporate Governance Guidelines is publicly available on the investor relations section of our website at https://investors.maisonsolutionsinc.com. Information on or accessible through our website is not incorporated by reference in this proxy statement.

Insider Trading Policy

Our Board has adopted an insider trading policy (the “Insider Trading Policy”) that govern the purchase, sale, and other disposition of our securities by our directors, officers, and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and the Nasdaq listing standards. A copy of our Insider Trading Policy is publicly available on the investor relations section of our website at https://investors.maisonsolutionsinc.com. Information on or accessible through our website is not incorporated by reference in this proxy statement.

Clawback Policy

Our Board has adopted a clawback policy (the “Clawback Policy”) in compliance with the SEC’s rules and regulations and the Nasdaq listing standards. Our Clawback Policy requires the repayment of certain cash and equity-based incentive compensation provided to current or former executive officers in connection with a restatement of financial statements if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements. A copy of our Clawback Policy is included as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended April 30, 2024.

Communications with the Company and the Board

Stockholders may communicate with the Company by writing to Investor Relations, Maison Solutions Inc., 127 N Garfield Ave., Monterey Park, California 91754.

Stockholders interested in communicating with our Board, any Board committee, any individual director, or any group of directors (such as our independent directors) should send written correspondence to Maison Solutions Inc. Board of Directors, Attn: Secretary, 127 N Garfield Ave., Monterey Park, California 91754.

Stockholder Proposals for Next Year’s Annual Meeting

As more specifically provided for in our Bylaws, no business may be brought before an annual meeting of our stockholders unless it is specified in the notice of the annual meeting or is otherwise brought before the annual meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote and who has delivered proper notice as set forth in our Bylaws. To be eligible to present a proposal or nomination at the 2026 Annual Meeting, such proposal or nomination must be properly submitted to us as set forth in our Bylaws and not earlier than [•] nor later than [•]. These requirements are separate from the SEC’s requirements that a stockholder must meet in order to have a proposal included in our proxy statement. Stockholders interested in submitting a proposal for inclusion in the Proxy Statement for the 2026 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion pursuant to SEC Rule 14a-8, stockholder proposals must be received at the address below no later than [•], 2025. Detailed information for submitting stockholder proposals or nominations of director candidates will be provided upon written request to the Secretary of Maison Solutions Inc., 127 N Garfield Ave., Monterey Park, California 91754.

Stockholder Director Nominations

The Nominating and Corporate Governance Committee has established a policy pursuant to which it considers director candidates recommended by our stockholders. All director candidates recommended by our stockholders are considered for selection to the Board on the same basis as if such candidates were recommended by one or more of our directors or other persons. To recommend a director candidate for consideration by our Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing to our Secretary not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the Stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure, and the recommendation shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by such stockholder. Additionally, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

EXECUTIVE COMPENSATION

Director Compensation

The following table sets forth information concerning the compensation of each person who served as a non-employee director of the Company during the fiscal year ended April 30, 2024.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Mark Willis	50,000	—	50,000
Bin Wang	50,000	—	50,000
Dr. Xiaoxia Zhang	50,000	—	50,000

Director Service Agreements

In connection with the election as our directors, each of our current non-employee directors (including the independent directors) has entered into a standard director service agreement (the “Director Service Agreements”) with us, pursuant to which (a) such director will be entitled to annual cash retainers and/or equity incentive plans (which have yet to be established), (b) we agreed to indemnify our directors to the fullest extent authorized in our governing documents and applicable law, and such indemnity only applies if the director acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, we had no reasonable cause to believe that the director’s conduct was unlawful; and (c) the directorship term will expire at the next annual stockholders meeting, subject to earlier extraordinary events. Pursuant to the Director Service Agreements, our current non-employee directors received an annual cash retainer of $50,000 paid quarterly in arrears. Directors who are employees of our Company do not receive additional compensation for service as members of either our Board or its committees.

Executive Compensation

This section discusses the material components of the executive compensation program for our executive officers who are named in the section titled “Summary Compensation Table” below. The table summarizes the compensation paid to our principal executive officer and each of our other named executive officers determined under 402(m)(2) of Regulation S-K during 2024 and 2023. We refer to these individuals as our “named executive officers.” In the fiscal years ended April 30, 2024 and 2023, our named executive officers and their positions were as follows:

•        John Xu, our President and Chief Executive Officer;

•        Alexandria M. Lopez, our Chief Financial Officer; and

•        Tao Han, our former Chief Operating Officer.

On February 21, 2025, Tao Han notified the Company of his resignation as Chief Operating Officer of the Company, effective immediately. Mr. Han’s resignation was not a result of any disagreement with the Company or its independent auditor on any matter relating to the Company’s accounting, strategy, management, operations, policies, regulatory matters, or practices. Following Mr. Han’s resignation, the Board appointed Xi (Jacob) Cao to serve as Chief Operating Officer of the Company, effective February 21, 2025.

Summary Compensation Table

The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other named executive officers during the last two fiscal years.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John Xu,(1)	2024	143,000	—	—	—	—	—	—	—
President and Chief Executive Officer	2023	71,000	—	—	—	—	—	—	—
Alexandria M. Lopez,	2024	106,000	—	—	—	—	—	—	—
Chief Financial Officer	2023	106,000	—	—	—	—	—	—	—
Tao Han,(2)	2024	86,400	—	—	—	—	—	—	—
Chief Operating Officer	2023	86,400	—	—	—	—	—	—	—

____________

(1)      John Xu’s annual base salary was increased to $143,000 as of March 17, 2023.

(2)      Tao Han resigned as Chief Operating Officer of the Company on February 21, 2025, effective immediately.

Employment Agreements

We have entered into employment agreements with each of our named executive officers that generally set forth the terms and conditions of employment. The material terms of the employment agreements with each of our named executive officers are described below.

John Xu Employment Agreement

We entered into an employment agreement with Mr. Xu on October 1, 2021 to serve as the Company’s Chief Executive Officer. Mr. Xu’s employment agreement provides for his service as the Company’s Chief Executive Officer for an unspecified term and on an at-will basis. Pursuant to his employment agreement, Mr. Xu is entitled to an annual base salary of $143,000. If Mr. Xu violates the terms of his employment agreement, the Company may terminate his employment without notice and with one-month salary as compensation and as his exclusive remedy. Mr. Xu’s employment agreement also provides for certain non-compete and non-solicitation covenants. The term of Mr. Xu’s employment agreement began on October 1, 2021 for an initial period of three year, and automatically renews for successive three-year periods unless otherwise terminated.

Alexandria M. Lopez Employment Agreement

We entered into an employment agreement with Ms. Lopez on October 1, 2021 to serve as the Company’s Chief Financial Officer. Ms. Lopez’s employment agreement provides for her service as the Company’s Chief Financial Officer for an unspecified term and on an at-will basis. Pursuant to her employment agreement, Ms. Lopez is entitled to an annual base salary of $106,000. If Ms. Lopez violates the terms of her employment agreement, the Company may terminate her employment without notice and with one-month salary as compensation and as her exclusive remedy. Ms. Lopez’s employment agreement also provides for certain non-compete and non-solicitation covenants. The term of Ms. Lopez’s employment agreement began on October 1, 2021 for an initial period of one year, and automatically renews for successive one-year periods unless otherwise terminated.

Tao Han Employment Agreement

We entered into an employment agreement with Mr. Han on October 1, 2021 to serve as the Company’s Chief Operating Officer. Mr. Han’s employment agreement provides for his service as the Company’s Chief Operating Officer for an unspecified term and on an at-will basis. Pursuant to his employment agreement, Mr. Han was entitled to an annual base salary of $86,400. If Mr. Han violated the terms of his employment agreement, the Company was permitted to terminate his employment without notice and with one-month salary as compensation and as his exclusive remedy. Mr. Han’s employment agreement also provided for certain non-compete and non-solicitation covenants. The term of Mr. Han’s employment agreement began on October 1, 2021 for an initial period of one year, and automatically renewed for successive one-year periods unless otherwise terminated. On February 21, 2025, Tao Han notified the Company of his resignation as Chief Operating Officer of the Company, effective immediately. Mr. Han’s resignation was not a result of any disagreement with the Company or its independent auditor on any matter relating to the Company’s accounting, strategy, management, operations, policies, regulatory matters, or practices.

Outstanding Equity Awards at Fiscal Year-End; Option Exercises and Stock Vested

None of our named executive officers have ever held options to purchase interests in it or other awards with values based on the value of its interests.

Limitation on Liability and Indemnification Matters

We have entered into indemnification agreements with our directors and officers that contain provisions that limit their personal liability for monetary damages. Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of our directors in any action or proceeding. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors. We also maintain directors’ and officers’ liability insurance.

Our Bylaws provide that we shall advance expenses incurred by a director in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her.

The limitation of liability represented by the indemnification agreements and the indemnification provisions in our Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty of care. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of April 30, 2024, with respect to all of our compensation plans under which equity securities are authorized for issuance. As of April 30, 2024, there have been no shares issued under our 2023 Stock Incentive Plan.

	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by stockholders	—	$—	—
Equity compensation plans not approved by stockholders	—	—	—
Total	—	$—	—

EXECUTIVE OFFICERS

Name	Age	Position
John Xu	48	Chief Executive Officer, President and Chairman of the Board
Alexandria M. Lopez	39	Chief Financial Officer and Director
Tao Han(1)	50	Former Chief Operating Officer
Xi (Jacob) Cao(2)	38	Chief Operating Officer

____________

(1)      On February 21, 2025, Tao Han notified the Company of his resignation as Chief Operating Officer of the Company, effective immediately.

(2)      On February 21, 2025, the Board of Directors of the Company appointed Xi (Jacob) Cao to serve as the Company’s Chief Operating Officer, effective immediately.

The following is certain biographical information describing the business experience of our executive officers as of the date of this filing who do not serve as directors. The biographies of Mr. Xu and Ms. Lopez appear earlier in this proxy statement. See “Directors.”

Xi (Jacob) Cao — Chief Operating Officer

Xi (Jacob) Cao has over eight years of experience in the specialty grocery and catering industry. Most recently, he served as the Operations Manager at the Company’s store in El Monte, California from June 2023 until his appointment as the Company’s Chief Operating Officer. Prior to that, Mr. Cao held multiple operational management roles within the grocery industry, including Operations Supervisor at LSK from August 2022 to June 2023 and Operations Manager at Sonic Plus LLC from January 2020 to August 2022. Mr. Cao holds an M.S. in Computer Networking and Telecommunications from University of Southampton and a B.S. in Computing Science from the University of Wales.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 28, 2025 regarding the beneficial ownership of our Class A Common Stock and Class B Common Stock by:

•        each person known by us to beneficially own more than 5% of our Common Stock;

•        each of our named executive officers;

•        each of our directors; and

•        all of our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or have the right to acquire such powers within 60 days. We have based percentage ownership of our Common Stock and percentage of voting power held on [•] shares of our Class A Common Stock and [•] shares of our Class B Common Stock outstanding as of March 28, 2025. Unless noted otherwise, the corporate address of each person listed below is 127 N Garfield Avenue, Monterey Park, California 91754.

Name of Beneficial Owner	Common Stock Beneficially Owned					% of Voting Power
	Class A			Class B
	Shares	%		Shares	%
5% Stockholders:
Stratton Arms Holding, LLC(1)(4)	13,600,000	[•]	%	—	—	[•]	%
Amsterdam NYC Fund, LP(2)(4)	3,200,000	[•]	%	—	—	[•]	%
Golden Tree USA, Inc(3)(4)	—	—		2,240,000	100%	[•]	%

Executive Officers and Directors:
John Xu(4)	13,600,000	[•]	%	2,240,000	100%	[•]	%
Xi (Jacob) Cao(5)	—	—		—	—	—
Tao Han(6)	—	—		—	—	—
Alexandria M. Lopez	—	—		—	—	—
Bin Wang	—	—		—	—	—
Mark Willis	—	—		—	—	—
Dr. Xiaoxia Zhang	—	—		—	—	—
Executive Officers and Directors as a group (6 persons)	13,600,000	[•]	%	2,240,000	100%	[•]	%

____________

*        Represents less than 1%

(1)      Stratton Arms Holding, LLC owns 50% of the partnership interest of Amsterdam NYC Fund, LP and acts as the general partner of Amsterdam NYC Fund, LP. Stratton Arms Holding, LLC is deemed to be the beneficial owner of 3,200,000 Class A Common Stock held indirectly through its ownership in Amsterdam NYC Fund, LP. The address of Stratton Arms Holding, LLC is 3901 Main Street Ste 501, Flushing, NY 11354.

(2)      The address of Amsterdam NYC Fund, LP is 3901 Main Street Ste 501, Flushing, NY 11354.

(3)      The address of Golden Tree USA, Inc is 3901 Main Street Ste 501, Flushing, NY 11354.

(4)      John Xu is 100% owner of Stratton Arms Holding, LLC and Golden Tree USA, Inc. John Xu has sole voting and dispositive power over the shares owned by Stratton Arms Holding, LLC and Golden Tree USA, Inc. John Xu is the Chairman of the Board and Chief Executive Officer of the Company.

(5)      Tao Han resigned as Chief Operating Officer of the Company on February 21, 2025, effective immediately.

(6)      On February 21, 2025, the Board of Directors of the Company appointed Xi (Jacob) Cao to serve as the Company’s Chief Operating Officer, effective immediately.

PROPOSAL 2: AUTHORIZED SHARE INCREASE PROPOSAL

Background of the Proposal

We are asking our stockholders to approve an amendment to our Charter (the “Authorized Shares Amendment”) to increase our authorized number of shares of Class A Common Stock from 92,000,000 shares to 150,000,000 shares (the “Share Increase”).

The total number of shares of all classes of stock which the Company is currently authorized to issue under the Charter is 100,000,000 shares comprised of (i) 95,000,000 shares of Common Stock, of which (a) 92,000,000 shares are designated as Class A Common Stock and (b) 3,000,000 shares are designated as Class B Common Stock, and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”).

As of the Record Date, we had [•] shares of Common Stock outstanding, including [•] shares of our Class A Common Stock outstanding and [•] shares of our Class B Common Stock outstanding. There were no outstanding shares of our Preferred Stock as of the Record Date.

On April 3, 2025, the Board adopted resolutions unanimously approving, subject to stockholder approval, the proposed amendment to our Charter in substantially the form of Annex A hereto (the “Charter Amendment”). At that time, the Board determined the proposed Charter Amendment and the Share Increase to be advisable and in the best interests of the Company and our stockholders and is accordingly submitting the proposed Charter Amendment, which includes the Authorized Shares Amendment, and the Share Increase for approval by our stockholders. The description set forth below summarizes the Authorized Shares Amendment and is qualified in its entirety by the form of Charter Amendment attached hereto as Annex A, which you should read in its entirety.

The additional 58,000,000 shares of Class A Common Stock from the Share Increase will be part of the existing class of Class A Common Stock, and, if and when issued, would have the same rights and privileges as the shares of Class A Common Stock presently issued and outstanding.

Furthermore, as of April [•], 2025, the aggregate outstanding balance of the Initial Note (as defined below) was approximately $[•] million and the aggregate number of shares of Class A Common Stock issuable upon conversion of the Notes is [•] shares based on the current floor price of $0.26, subject to adjustment (as described below). Additionally, the Incremental Warrant (as defined below) is exercisable for one or Additional Notes (as defined below) in the aggregate original principal amount of up to $6,500,000. As such, we may issue additional shares of Class A Common Stock upon conversion of the Additional Notes issuable upon the exercise of the Incremental Warrant. However, because the conversion price of the Notes (as defined below) is adjustable and monthly installment payments due on the Notes, including interest, may be paid in the form of converting such installment payments into shares of Class A Common Stock at the election of the Company, subject to certain terms and conditions as set forth in the Notes, the Company cannot guarantee the number of shares that it may issue to the Investor pursuant to the Notes. See the Stock Issuance Proposal below for more information regarding the SPA (as defined below), Initial Note, Incremental Warrant and Additional Notes.

Purpose

Our Board believes that the authorized number of shares of Class A Common Stock should be increased as a matter of good corporate governance to provide sufficient shares for such corporate purposes as may reasonably be determined by the Board to be necessary and in the best interest of the Company and our stockholders. These purposes may include, but are not limited to:

•        our equity incentive plan;

•        raising capital through the future sale of our Common Stock when necessary or appropriate;

•        expanding our business through the acquisition of other businesses, products, or assets;

•        establishing partnerships, collaborations, and/or other strategic relationships with other companies;

•        our outstanding convertible notes and any additional convertible notes we may issue in the future; and

•        other corporate purposes that have not yet been identified.

Our Board believes that these additional shares would provide us with needed flexibility to issue shares of Class A Common Stock in the future without potential expense or delay incident to obtaining stockholder approval for a particular issuance. Other than in connection with conversion of shares of Class B Common Stock into shares of Class A Common Stock, and shares of Class A Common Stock issuable upon conversion of the Notes or issuable to satisfy monthly installment payments, including interest, due on the Notes, we do not have any specific plans, arrangements, undertakings or agreements for the proposed increase of authorized shares in connection with any of the foregoing prospective activities. Once authorized, the additional shares of Class A Common Stock may be issued with approval of our Board but without further approval from our stockholders, unless applicable law, rule or regulation requires stockholder approval for such issuance. Stockholder approval of the Share Increase is required under Delaware law.

Proposed Changes to the Charter

The total number of shares of all classes of stock which the Company is currently authorized to issue under the Charter is 100,000,000 shares comprised of (i) 95,000,000 shares of Common Stock, of which (a) 92,000,000 shares are designated as Class A Common Stock and (b) 3,000,000 shares are designated as Class B Common Stock, and (ii) 5,000,000 shares of Preferred Stock.

Under the Charter Amendment, the proposed Share Increase will increase the number of shares of capital stock authorized for issuance from 100,000,000 shares to 158,000,000 shares, comprised of (i) 153,000,000 shares of Common Stock, of which (a) 150,000,000 shares will be designated as Class A Common Stock and (b) 3,000,000 shares will be designated as Class B Common Stock, and (ii) 5,000,000 shares of Preferred Stock. The additional 58,000,000 authorized shares of Class A Common Stock under the proposed Charter Amendment will be part of the existing class of Class A Common Stock, and, if and when issued, would have the same rights and privileges as the shares of Class A Common Stock presently issued and outstanding.

The Share Increase will not change any substantive terms of the Common Stock or Preferred Stock or any powers or rights of their respective holders. The Class A Common Stock will continue to be listed and traded on the Nasdaq Capital Market under the symbol “MSS”.

If this Proposal 2 is approved, we intend to amend our Charter in connection with implementing the proposal. A copy of the Charter Amendment is attached to this proxy statement as Annex A. Stockholders are encouraged to read the Charter Amendment in its entirety. If approved, the proposed amendment to the Charter will become effective upon the filing of the amendment with the Secretary of State of the State of Delaware.

Potential Effects of the Proposed Charter Amendment

The additional shares of Class A Common Stock would have rights identical to our Class A Common Stock currently outstanding. Approval of the Share Increase and any issuance of Class A Common Stock would not affect the rights of the holders of our Class A Common Stock currently outstanding, except to the extent that future issuances of Class A Common Stock would reduce each existing stockholder’s proportionate ownership. If the proposed Share Increase is approved and the Board decides to issue such shares of Class A Common Stock, such issuance of Class A Common Stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our Class A Common Stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our Class A Common Stock or limit our ability to raise additional capital.

Our Board has not proposed the Share Increase in the amount of authorized shares with the intention of discouraging tender offers or takeover attempts. However, the availability of additional authorized shares for issuance may have the effect of discouraging a merger, tender offer, proxy contest or other attempt to obtain control. Any additional issuance of Class A Common Stock could have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control. Shares of Class A Common Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise. The ability of our Board to issue such additional shares of Class A Common Stock could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of Class A Common Stock to persons whose interests are aligned with that of our Board could make it more difficult to remove incumbent officers and directors from office, even if such change were to be favorable to stockholders generally.

As of the Record Date, [•] shares of our Common Stock were issued and outstanding, comprised of [•] shares of our Class A Common Stock and [•] shares of our Class B Common Stock, and no shares of our Preferred Stock were issued and outstanding. As of the Record Date, [•] shares of our Class A Common Stock were subject to outstanding warrants to purchase shares of Class A Common Stock, and [•] shares of our Class A Common Stock were reserved for issuance pursuant to future awards under our 2023 Stock Incentive Plan, thereby leaving [•] shares of Class A Common Stock unassigned and authorized for potential issuance of the current 93,000,000 shares of Class A Common Stock authorized.

If approved, the Share Increase will not change the number of shares of Class B Common Stock or Preferred Stock authorized for issuance.

Effect on Current Stockholders if the Charter Amendment is Not Approved

As described in “The Stock Issuance Proposal,” the SPA provides that the Company is required to seek stockholder approval of the Authorized Shares Amendment no later than ninety (90) calendar days after the Closing Date (as defined below) (the “Stockholder Approval Deadline”). In the event the Company does not obtain stockholder approval of the Authorized Share Increase Proposal at this Annual Meeting, pursuant to the SPA, the Company would then be required to call another stockholder meeting no later than June 19, 2025 to obtain stockholder approval of the Authorized Share Increase Proposal. If stockholder approval is not obtained by the Stockholder Approval Deadline, the Company must adjourn and reconvene the stockholder meeting at least as often as every thirty (30) calendar days thereafter until such approval is obtained, but in no event later than the three hundred and sixty-fifth (365th) calendar day after the Closing Date, which would require additional Company resources, including use of available working capital associated with holding one or more stockholder meetings to seek such stockholder approval. Additionally, if this Authorized Share Increase Proposal is not approved, the Company may need to seek alternative sources of financing, which financing may not be available on advantageous terms and which may result in the incurrence of additional transaction expenses.

Vote Required and Board Recommendation

The vote required for the Authorized Share Increase Proposal is a majority in voting power of the issued and outstanding Common Stock as of the Record Date. The Board recommends a vote “FOR” the Authorized Share Increase Proposal.

PROPOSAL 3: STOCK ISSUANCE PROPOSAL

SPA, Notes and Incremental Warrant

Securities Purchase Agreement

On March 12, 2025, the Company entered into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Investor” or “Holder”), pursuant to which the Company agreed to issue and sell to the Investor, and the Investor agreed to purchase from the Company, (i) a senior unsecured convertible promissory note in the aggregate original principal amount of $3,000,000 with an original issue discount of eight and a half percent (8.5%) (the “Initial Note”), convertible into shares (the “Conversion Shares”) of Class A Common Stock, and (ii) a note purchase warrant (the “Incremental Warrant”), exercisable for one or more senior unsecured convertible promissory notes in the aggregate original principal amount of up to $6,500,000 with an original issue discount of eight and a half percent (8.5%) and substantially in the form of the Initial Note (each an “Additional Note” and collectively, the “Additional Notes” and together with the Initial Note, the “Notes”). On March 12, 2025 (the “Closing Date”), the Company issued and sold to the Investor the Initial Note for a purchase price of $2,745,000, representing an original issue discount of eight and a half percent (8.5%), which matures on March 12, 2027, and the Incremental Warrant, which expires on March 12, 2028. The Initial Note, Incremental Warrant, Additional Notes and Conversion Shares are collectively referred to herein as the “Securities”.

Pursuant to the SPA and the Notes, at any time while any Notes or the Incremental Warrant remain outstanding, the Company will be prohibited, without the prior written consent of the Investor, from issuing any notes or warrants (other than those contemplated by the SPA) and from issuing any securities that cause a breach or default under the Initial Note, the Additional Notes or the Incremental Warrant. Further, so long as the Investor beneficially owns any Securities, the Company will be prohibited from issuing or selling any shares of Class A Common Stock or Convertible Securities (as defined in the SPA), other than Excluded Securities (as defined in the SPA) for a consideration per share less than a price equal to 120% of the Floor Price (as defined in the Notes) in effect immediately prior to such issuance or sale. The Company is also prohibited from issuing or selling any shares of Class A Common Stock or Convertible Securities (as defined in the Notes) for each period commencing on the issuance date of a Note, through, and including, the twentieth (20th) trading day immediately following the date on which the SEC declares the registration statement registering the resale of the applicable Conversion Shares effective, provided, however, that until the earlier of 60 days following the Closing Date and the date the registration statement for the Conversion Shares under the Initial Note is declared effective, the Initial Note permits the Company to issue and sell, in one or more transactions consisting solely of shares of Class A Common Stock and not constituting a Variable Rate Transaction (as defined in the SPA), up to an aggregate of $2,500,000 of shares of Class A Common Stock provided that such shares sold at an effective fixed price per share greater than 150% of the Floor Price then in effect. At any time while any Notes or the Incremental Warrant remain outstanding, the Company will be prohibited effecting or entering into an agreement to effect any Subsequent Placement (as defined in the SPA) involving a Variable Rate Transaction (as defined in the SPA) without the written consent of the Investor in its sole discretion.

The Initial Note and the Incremental Warrant were issued, and any Additional Notes and Conversion Shares will be issued, in a private placement transaction in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Initial Note

The Initial Note is a senior unsecured obligation of the Company and has a maturity date of March 12, 2027, which may be extended at the option of the Holder with the express written consent of the Company pursuant to the terms of the Initial Note. The Holder has the right to elect at any time to convert the Initial Note into shares of Class A Common Stock, so long as the aggregate number of shares of Class A Common Stock then beneficially owned by the Holder (together with its affiliates) would not exceed 4.99% (the “Beneficial Ownership Limitation”) of the number of shares of Class A Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Initial Note. The Holder has the right to increase or decrease the Beneficial Ownership Limitation upon prior notice to the Company, provided that the Beneficial Ownership Limitation may in no event exceed 9.99% of the number of shares of Class A Common Stock outstanding immediately after giving effect to the conversion.

The number of shares of Class A Common Stock issuable upon conversion of the Initial Note will be determined by dividing (x) the portion of the principal, interest, or other amounts outstanding under the Initial Note to be converted (the “Conversion Amount”) by (y) the Conversion Price. The Conversion Price of the Initial Note is initially $1.38 per share of Class A Common Stock (the “Fixed Price”). Beginning on the effective date of the initial Registration Statement and on the same day of each successive month thereafter (each, a “Fixed Price Reset Date”), the Conversion Price will be reduced to the lower of (i) the then-effective Fixed Price and (ii) 95% of the lowest daily VWAP during the ten (10) consecutive trading days immediately prior to such Fixed Price Reset Date (the “Variable Price”). Additionally, on any trading day on which the aggregate trading value of the Class A Common Stock (as reported on Bloomberg) is equal to or greater than $500,000 between 4:00 a.m. and 11:00 a.m., New York time, the Conversion Price on such trading day (and only for such trading day) will be reduced to the lowest of (i) the then effective Variable Price, (ii) the lowest price traded on such trading day until the earlier of (A) 11:00 a.m., New York time, (B) the time a conversion notice is delivered pursuant to the Initial Note, subject to the Floor Price then in effect, and (C) the then effective Conversion Price. Upon the occurrence of an Event of Default, with respect to any Event of Default, the Alternate Conversion Price (as defined in the Initial Note) will be equal to the lower of (i) the then effective Conversion Price and (ii) 85% of the lowest daily VWAP during the ten (10) consecutive trading days immediately prior to the date that the Investor delivers a conversion notice any time after the occurrence of an Event of Default. Further, at any time any Notes remain outstanding, the Company effects, or enters into an agreement to effect, a Dilutive Issuance (as defined in the Notes), then upon the occurrence of such Dilutive Issuance, the Fixed Price then in effect will be reduced to an amount equal to the New Issuance Price (as defined in the Notes).

The initial Floor Price for the Initial Note is $0.26 per share. However, subject to the rules and regulations of Nasdaq, the Company may at any time during the term of the Notes reduce the then current Conversion Price or the then current Floor Price of the Initial Note and the Additional Notes to any amount and for any period of time deemed appropriate by the Board.

The Initial Note bears interest at a rate to 5.25% per annum and may increase to a rate of 18.00% per annum upon the occurrence of an Event of Default (as defined in the Initial Note), for so long as such event remains uncured. Accrued interest will be paid on a monthly basis and, at the Company’s option, will either be paid in cash or paid-in-kind in shares of Class A Common Stock, subject to certain terms and conditions as set forth in the Initial Note.

The Company at its option has the right, but not the obligation, to redeem a portion or all amounts outstanding under the Initial Note prior to maturity pursuant to the terms of the Initial Note.

If, any time after the issuance date of the Initial Note, an Amortization Event (as defined in the Initial Note) occurs, then the Company will be required to make monthly payments beginning on the seventh (7th) trading day after the Amortization Event Date (as defined in the Notes) and continuing on the same day of each successive calendar month until the entire outstanding principal amount of any outstanding Notes is repaid. Each monthly payment will be in an amount equal to the sum of (i) one sixth of the aggregate principal amount outstanding for the Initial Note and all Other Notes (as defined in the Initial Note) (the “Amortization Principal Amount”), plus (ii) 20% of such Amortization Principal Amount. The obligation of the Company to make monthly payments related to an Amortization Event will cease upon cure of the Amortization Event, pursuant to the terms of the Note.

The Initial Note provides for customary Events of Default which include (subject in certain cases to customary grace and cure periods), among others, the following: nonpayment of principal or interest, breach of covenants or other agreements in the Purchase Agreement and Initial Note, certain bankruptcy or insolvency events, certain change of control transactions, the failure of the Company to file certain required reports under the Exchange Act, an event of default under the Purchase Agreement, Incremental Warrant or any Additional Note, default by the Company on any of its obligations under any other indebtedness exceeding $250,000, and certain final judgements for payment of money are rendered against the Company. Upon an event of default that is continuing, the Holder of the Initial Note may convert all or any portion of the Initial Note at a price equal to the Alternate Conversion Price (as defined in the Initial Note). Additionally, if any Event of Default occurs under the Initial Note, the outstanding principal amount of the Initial Note and any Additional Note will become, at the Holder’s election, in whole or in part immediately due and payable in cash or in shares of Class A Common Stock. Notwithstanding the foregoing, the Company and its subsidiary is permitted to make payments pursuant to that certain note modification agreement, dated March 12, 2025, by and among Meng Truong, Paulina Truong, Lee Lee Oriental Supermart, Inc., AZLL LLC, John Xu and Grace Xu.

Incremental Warrant

The Holder may exercise the Incremental Warrant, in whole or in part, in increments of up to $1,500,000, but subject to a minimum increment of $250,000, at any time prior to March 12, 2028. The Incremental Warrant also provides that the Company may request that the Holder exercise the Incremental Warrant if certain terms and conditions are satisfied as set forth in the Incremental Warrant. The aggregate exercise price to purchase the maximum aggregate principal amount of Additional Notes issuable under the Incremental Warrant is $5,947,500, which gives effect to an original issue discount of eight and a half percent (8.5%) for each such Additional Note issued upon the exercise of the Incremental Warrant.

Additional Notes

The Company may issue Additional Notes in an aggregate original principal amount of up to $6,500,000 to the Investor assuming full exercise of the Incremental Warrant. The Additional Notes will be substantially in the form of the Initial Note, with the exception that the Initial Note permits the Company effecting or entering into an agreement to issue and sell up to an aggregate of $2.5 million of shares of Class A Common Stock in certain circumstances as described above and each Additional Note will mature two (2) years from its issuance date, with an initial conversion price equal to the Fixed Price of the Initial Note (or any outstanding Additional Note, if the Initial Note is no longer outstanding) in effect at the time of issuance.

As of April [•], 2025, the maximum number of shares of Class A Common Stock issuable upon conversion of all the Notes issued or issuable pursuant to the SPA is [•] shares, assuming that all the Notes are issued and remain outstanding until their respective maturity date and that all of the interest on the Notes is paid in shares of Class A Common Stock, using the Floor Price, subject to adjustments. As of April [•], 2025, the current number of shares of Class A Common Stock issuable upon conversion of all the Notes issued or issuable pursuant to the SPA is [•] shares, assuming that all the Notes are issued and remain outstanding until their respective maturity date and that all of the interest on the Notes is paid in shares of Class A Common Stock, using the current Conversion Price of $1.38, subject to adjustments. However, the number of shares issuable in any case may increase or decrease due to, including but not limited to, (i) changes in the amount of principal, interest, or other amounts outstanding under the Notes; (ii) a reduction of the Conversion Price on a Fixed Price Reset Date; (iii) a temporary reduction of the Conversion Price on a trading day on which the aggregate trading value of the shares of Class A Common Stock (as reported by Bloomberg) is equal to or greater than $50,000; (iv) a reduction of the Conversion Price as a result of an Event of Default; (v) a reduction of the Conversion Price as a result of a Dilutive Issuance; or (vi) a reduction of the Conversion Price as a result of an Amortization Event. Furthermore, in no case will the Company issue shares of Class A Common Stock in excess of the then-authorized number of shares of Class A Common Stock that the Company is authorized to issue pursuant to its Certificate of Incorporation.

The information set forth in this Stock Issuance Proposal, including the summary of certain terms and provisions of the SPA, Initial Note, Incremental Warrant and Additional Notes, is not complete and is subject to and qualified in its entirety by the terms of the SPA, Initial Note and Incremental Warrant, dated March 12, 2025, which are described in and forms of which are included as exhibits to our Current Report on Form 8-K filed with the SEC on March 13, 2025 and each of which is incorporated herein by reference.

Why We are Seeking Stockholder Approval of the Stock Issuance Proposal

Our Class A Common Stock is listed on Nasdaq and, as such, we are subject to rules and regulations of Nasdaq. Pursuant to Nasdaq Rule 5635(d), stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the transaction.

In light of this rule, the SPA provides that, unless the Company obtains the approval of its stockholders as required by Nasdaq, the Company is prohibited from issuing any shares of Class A Common Stock pursuant to the terms of the Notes if the issuance of such shares of Class A Common Stock would exceed 19.99% of the Company’s outstanding shares of Class A Common Stock as of March 12, 2025 (the “Exchange Cap”), or if such issuance would otherwise exceed the aggregate number of shares of Class A Common Stock which the Company may issue without breaching its obligations under the rules and regulations of Nasdaq. The Exchange Cap is calculated based on the number of shares of Class A Common Stock issued and outstanding as of the date of the SPA, which number may be reduced, on a share-for-share basis, by the number of shares of Class A Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the SPA under the rules and regulations of Nasdaq. Further, pursuant to the SPA, the Company agreed to obtain stockholder approval of the Stock Issuance Proposal by filing a proxy statement and soliciting votes from the Company’s stockholders at a stockholder meeting to be held no later than 90 days after the Closing Date on the terms specified in the SPA. If the Company does not obtain stockholder approval of the Stock Issuance Proposal on or prior to the Stockholder Meeting Deadline, the Company must adjourn and reconvene the stockholder meeting at least as often as every thirty (30) calendar days thereafter until such approval is obtained, but in no event later than the three hundred and sixty-fifth (365th) calendar day after the Closing Date.

Because the conversion price of the Notes is adjustable and monthly installment payments due on the Notes, including interest, may be paid in the form of converting such installment payments into shares of Class A Common Stock at the election of the Company, subject to certain terms set forth in the Notes, the Company cannot guaranty the number of shares that it may issue to the Investor pursuant to the SPA and Notes. Unless we obtain the approval of our stockholders in accordance with the rules and regulations of Nasdaq, a maximum of [•] shares of our Class A Common Stock (19.99% of the outstanding shares of our Class A Common Stock on March 12, 2025) shall be issuable upon conversion or otherwise pursuant to the terms of the Notes.

To meet Nasdaq Rule 5635(d), we need stockholder approval under the listing rules of Nasdaq to remove the Exchange Cap provisions in the SPA to permit the potential issuance of more than 20% of our outstanding Class A Common Stock in accordance with the terms of the SPA and Notes.

The Notes may not be converted and shares of Class A Common Stock may not be issued under the Notes if, after giving effect to the conversion or issuance, the Investor (together with its affiliates, if any) would beneficially own in excess of the Beneficial Ownership Limitation of the number of shares of Class A Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Notes. The Holder has the right to increase or decrease the Beneficial Ownership Limitation upon prior notice to the Company, provided that the Beneficial Ownership Limitation may in no event exceed 9.99% of the number of shares of Class A Common Stock outstanding immediately after giving effect to the conversion.

Accordingly, we are seeking stockholder approval pursuant to Nasdaq Rule 5635(d) to permit the issuance of the maximum number of shares of Class A Common Stock issuable pursuant to the terms of the Notes.

If the Company does not obtain stockholder approval, the Company will not be able to issue to the holder of the Notes the number of shares to which they would otherwise be entitled upon full exercise of the Notes, which could require the Company to pay substantial cash amounts in lieu of delivering those shares.

Effect on Current Stockholders if the Stock Issuance Proposal is Approved

Each additional share of Class A Common Stock that would be issuable to the Investor would have the same rights and privileges as each share of our currently outstanding Class A Common Stock. The issuance of shares of Class A Common Stock to the Investor will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders, and may result in a decline in our stock price or greater price volatility. Further, any sales in the public market of our shares of Class A Common Stock issuable to the Investor could adversely affect prevailing market prices of our shares of Class A Common Stock.

As of April [•], 2025, the maximum number of shares of Class A Common Stock issuable upon conversion of all the Notes issued or issuable pursuant to the SPA is [•] shares, assuming that all the Notes are issued and remain outstanding until their respective maturity date and that all of the interest on the Notes is paid in shares of common stock, using the Floor Price, subject to adjustments. As of April [•], 2025, the current number of shares of Class A Common Stock issuable upon conversion of all the Notes issued or issuable pursuant to the SPA is [•] shares, assuming that all the Notes are issued and remain outstanding until their respective maturity date and that all of the interest on the Notes is paid in shares of Class A Common Stock, using the current Conversion Price of $1.38, subject to adjustments. However, the number of shares issuable in any case may increase or decrease due to, including but not limited to, (i) changes in the amount of principal, interest, or other amounts outstanding under the Notes; (ii) a reduction of the Conversion Price on a Fixed Price Reset Date; (iii) a temporary reduction of the Conversion Price on a trading day on which the aggregate trading value of the shares of Class A Common Stock (as reported by Bloomberg) is equal to or greater than $50,000; (iv) a reduction of the Conversion Price as a result of an Event of Default; (v) a reduction of the Conversion Price as a result of a Dilutive Issuance; or (vi) a reduction of the Floor Price as a result of an Amortization Event. Furthermore, in no case will the Company issue shares of Class A Common Stock in excess of the then-authorized number of shares of Class A Common Stock that the Company is authorized to issue pursuant to its Certificate of Incorporation.

The shares of Class A Common Stock issuable pursuant to the terms of any Notes issued pursuant to the SPA will cause a reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Additionally, the issuance or resale of our Class A Common Stock could cause the market price of our Class A Common Stock to decline. Further, the increase in the number of issued and outstanding shares of our Class A Common Stock may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued and outstanding shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

The following table sets forth, for illustrative purposes only, the aggregate amount of our Class A Common Stock issuable to the Investor under the SPA at varying purchase prices and the percentage of outstanding Class A Common Stock after giving effect to the applicable 4.99% or 9.99% Beneficial Ownership Limitation.

Assumed Average Price Per Share(1)		Number of Shares of Class A Common Stock to be Issued, After Giving Effect to the 4.99% Beneficial Ownership Limitation	Percentage of Outstanding Class A Common Stock After Giving Effect to the Issuance to the Investor, Subject to the 4.99% Beneficial Ownership Limitation(2)	Number of Shares of Class A Common Stock to be Issued, After Giving Effect to the 9.99% Beneficial Ownership Limitation	Percentage of Outstanding Class A Common Stock After Giving Effect to the Issuance to the Investor, Subject to the 9.99% Beneficial Ownership Limitation(3)
$0.26	(4)	[•]	4.99%	[•]	9.99%
$0.82	(5)	[•]	4.99%	[•]	9.99%
$1.38	(6)	[•]	4.99%	[•]	9.99%

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(1)      For the avoidance of any doubt, this price reflects the purchase price after calculation (i.e. after discounts to the market price of our shares) in accordance with the terms of the Initial Note and the SPA.

(2)      The denominator is based on [•] shares of our Class A Common Stock outstanding as of March 28, 2025, adjusted to include the issuance of the number of shares of Class A Common Stock set forth in the second column which we would have issued to the Investor based on the applicable assumed purchase price per share and assuming that all Notes remain outstanding until their respective maturity dates and interest on the Notes are paid in shares of Class A Common Stock subject to the limitation on issuance pursuant to the 4.99% Beneficial Ownership Limitation.

(3)      The denominator is based on [•] shares of our Class A Common Stock outstanding as of March 28, 2025, adjusted to include the issuance of the number of shares of Class A Common Stock set forth in the second column which we would have issued to the Investor based on the applicable assumed purchase price per share and assuming that all Notes remain outstanding until their respective maturity dates and interest on the Notes are paid in shares of Class A Common Stock subject to the limitation on issuance pursuant to the 9.99% Beneficial Ownership Limitation.

(4)      Represents the Floor Price of the Initial Note.

(5)      Represents the midpoint between the Floor Price and current Conversion Price of the Initial Note.

(6)      Represents the current Conversion Price of the Initial Note.

If this Stock Issuance Proposal is approved, aggregate sales pursuant to the SPA would result in significant dilution to existing stockholders, reducing their collective ownership percentage from 100% to approximately [•]% of the outstanding shares of our Class A Common Stock assuming no other changes in the capital structure.

Effect on Current Stockholders if the Stock Issuance Proposal is Not Approved

The Company is not seeking the approval of its stockholders to authorize its entry into the SPA, the Notes, the Incremental Warrant and any related documents, as the Company has already done so and such documents already are binding obligations of the Company. The failure of the Company’s stockholders to approve the Stock Issuance Proposal will not negate the existing terms of the documents, which will remain binding obligations of the Company.

In the event the Company does not obtain stockholder approval of this Stock Issuance Proposal, the Company will be unable to issue 20.0% or more of the Company’s outstanding shares of Class A Common Stock as of March 12, 2025, to the Investor pursuant to the terms of the Initial Note and Additional Notes. Additionally, in the event the Company does not obtain stockholder approval of this Stock Issuance Proposal at the Annual Meeting, pursuant to the SPA, the Company would then be required to call another stockholder meeting no later than June 19, 2025 to obtain stockholder approval of the Stock Issuance Proposal. If stockholder approval is not obtained by the Stockholder Approval Deadline, the Company must adjourn and reconvene the stockholder meeting at least as often as every thirty (30) calendar days thereafter until such approval is obtained, but in no event later than the three hundred and sixty-fifth (365th) calendar day after the Closing Date, which would require additional Company resources, including use of available working capital associated with holding one or more stockholder meetings to seek such stockholder approval. Additionally, if the Stock Issuance Proposal is not approved, the Company may need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses.

Our ability to successfully implement our business plans and growth strategy and ultimately maximize value for our stockholders is dependent upon our ability to raise capital and satisfy our ongoing business needs and growth strategy. If we are required to repay our obligations under the SPA, the Initial Note, the Incremental Warrant and the Additional Notes in cash rather than shares of our Class A Common Stock, we may not have the capital necessary to fully satisfy our ongoing business needs and growth strategy, the effect of which would adversely impact future operating results, and result in a delay to or adversely affect our business plans and growth strategy. Additionally, it may be necessary for the Company to acquire additional financing in order to repay the obligations under the SPA, the Initial Note, the Incremental Warrant and the Additional Notes in cash, which may result in additional transaction expenses.

Vote Required and Board Recommendation

The vote required for the Stock Issuance Proposal is a majority of the votes cast at the Annual Meeting. The Board recommends a vote “FOR” the Stock Issuance Proposal.

PROPOSAL 4: STOCKHOLDER CONSENT PROPOSAL

Background of the Proposal

We are asking our stockholders to approve an amendment to our Charter to allow the stockholders of the Company to take action by written consent where required or permitted (the “Stockholder Consent Amendment”), subject to the Board’s authority to abandon such amendment.

On April 3, 2025, the Board adopted resolutions unanimously approving, subject to stockholder approval, the proposed amendment to our Charter in substantially the form of Annex A hereto (the “Charter Amendment”). At that time, the Board determined the proposed Charter Amendment, which includes the Stockholder Consent Amendment, to be advisable and in the best interests of the Company and our stockholders and is accordingly submitting the proposed Stockholder Consent Amendment and the ability for stockholders to take action by written consent for approval by our stockholders.

Purpose

Our Board believes that amending the Company’s Charter to allow the stockholders of the Company to take action by written consent would reduce costs imposed upon the Company in connection with undertaking special meetings of the Company’s stockholders. Seeking stockholder approval by written consent where possible, and subsequently filing an information statement with the SEC as applicable, would be, in the opinion of the Board, significantly less burdensome on the time of the Company’s staff and less financially strenuous for the Company than the alternative. There are significant costs associated with sending mailings and holding stockholder meetings. The Board believes that creating an opportunity to reduce the number of possible future special meetings would be beneficial to the Company.

Proposed Changes to the Charter

Currently, Article V, Section B of the Company’s Charter prohibits stockholders from taking action by written consent. Specifically, it states:

“B. Stockholder Actions.    No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent or electronic transmission. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.”

Under the Stockholder Consent Amendment, the above provision from the Charter would be deleted in its entirety and replaced with the following text:

“B. Stockholder Actions.    Any action required or permitted to be taken at any annual or special meeting of the stockholders may be effected by written consent of such stockholders pursuant to Section 228 of the DGCL if such action has been approved in advance by the requisite vote of the Board of Directors. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.”

If this Proposal 4 is approved, we intend to amend our Charter in connection with implementing the proposal. A copy of the Charter Amendment, which includes the Stockholder Consent Amendment, is attached to this proxy statement as Annex A. Stockholders are encouraged to read the Charter Amendment in its entirety. If approved, the proposed amendment to the Charter will become effective upon the filing of the amendment with the Secretary of State of the State of Delaware.

Vote Required

The vote required to approve the Stockholder Consent Proposal is 66 2/3% of the voting power of all of the issued and outstanding Common Stock entitled to vote thereon as of the Record Date. The Board recommends a vote “FOR” the Stockholder Consent Proposal.

PROPOSAL 5: AUDITOR RATIFICATION PROPOSAL

We are asking our stockholders to ratify the Audit Committee’s selection of Kreit & Chiu CPA LLP (“KC”) as our independent certified public accountants for the year ending April 30, 2026. If the stockholders do not ratify the appointment of KC, the selection of our independent certified public accountants may be reconsidered by our Audit Committee.

Previously, Friedman LLP (“Friedman”) served as the Company’s independent registered public accounting firm from June 15, 2021 through January 14, 2023. On January 3, 2023, the Company engaged KC to serve as its independent registered public accounting firm for the year ended April 30, 2023, subject to the completion of all necessary client acceptance procedures and the required communications between KC and the predecessor auditor, which were completed on January 17, 2023. Also, effective January 14, 2023, the Company approved the dismissal of Friedman as the Company’s independent registered public accounting firm.

Friedman audited the Company’s financial statements as of and for the year ended April 30, 2022 and the subsequent interim period through January 14, 2023. Friedman’s reports on our consolidated financial statements for the year ended April 30, 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with Friedman’s audit of the Company’s financial statements as of and for the year ended April 30, 2022 and the subsequent interim period through January 14, 2023, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Friedman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Friedman, would have caused Friedman to make a reference to the subject matter thereof in connection with its reports on the Company’s financial statements for such years and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), other than the material weaknesses listed under Item 9 of our Annual Report on Form 10-K for the year ended April 30, 2024.

During the year ended April 30, 2022 and the subsequent interim period through January 14, 2023, neither the Company, nor any party on its behalf, consulted with KC regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements, and no written reports or oral advice was provided to the Company by KC that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Representatives of KC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

The following table sets forth KC’s and Friedman’s fees for the fiscal years ended April 30, 2024 and April 30, 2023, respectively.

	2024	2023
Audit Fees(1)	$569,105	$397,362
Audit-Related Fees(2)	17,800	15,000
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total	$586,905	$412,362

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(1)      “Audit Fees” means the aggregate fees billed for professional services rendered by our independent registered public accountant for the audits of our annual financial statements, the auditors’ attestation of the Company’s internal control over financial reporting, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including reviews of documents filed with the SEC.

(2)      “Audit-Related Fees” means the aggregate fees billed for professional services rendered by our independent registered public accountant that are related to the performance of the audit or review of the our financial statements and are not reported under “Audit Fees” and includes the review of Current Reports on Form 8-K and comfort letters in connection with public offerings.

(3)      “Tax Fees” means the aggregate fees billed for the professional services rendered for tax compliance, tax advice, and tax planning.

(4)      “All Other Fees” means the aggregate fees billed for services provided by our independent registered public accountant, other than the services reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Company by its independent registered public accounting firm. The Audit Committee is also responsible for considering whether the independent registered public accounting firm’s performance of permissible non-audit services is compatible with its independence. These policies and procedures are intended to ensure that the provision of such services do not impair the independent registered public accounting firm’s independence.

Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by Friedman and KC for the years ended on April 30, 2024 and April 30, 2023, as described above.

Vote Required and Board Recommendation

The vote required for the Auditor Ratification Proposal is a majority of the votes cast at the Annual Meeting. The Board recommends a vote “FOR” the Auditor Ratification Proposal.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting for preparing the financial statements and for the report process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent public accounting firm. The Audit Committee hereby reports as follows:

1.      The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended April 30, 2024 with management.

2.      The Audit Committee has discussed with KC the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

3.      The Audit Committee has received the written disclosures and the letter from KC required by applicable requirements of the PCAOB regarding KC’s communications with the Audit Committee concerning independence and has discussed KC’s independence with a representative of KC.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board and the Board approved that the audited financial statements for the year ended April 30, 2024 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2024 filed with the SEC.

The foregoing has been furnished by the Audit Committee:

Bin Wang

Mark Willis

Dr. Xiaoxia Zhang

This “Audit Committee Report” is not “Soliciting Material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under its written charter, the Audit Committee of our Board is responsible for reviewing and approving any transaction between our company and a related person (as defined in Item 404 of Regulation S-K). Our management is responsible for bringing any such transaction to the attention of the Audit Committee. In approving or rejecting any such transaction, the Audit Committee considers the relevant facts and circumstances, including the material terms of the transaction, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence.

Related Party Transactions

The following includes a summary of transactions since May 1, 2022 and any currently proposed transactions to which we were or are expected to be a participant and in which any of our directors, executive officers, or holders of more than 5% of our capital stock, or any affiliate or member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest. Most of these transactions are between John Xu, our majority stockholder, Chief Executive Officer, President and Chairman of the Board, and us.

•        On June 30, 2022, the Company acquired 100% of the equity of GF Supermarket of MP, Inc. (“Maison Monterey Park”) from DNL Management Inc. (51% ownership) and Ms. Grace Xu (49% ownership). Ms. Grace Xu is the spouse of John Xu, our majority stockholder, Chairman, President and Chief Executive Officer. This acquisition was treated as a related party transaction. The purchase price for this transaction was $1.5 million. On February 21, 2023, the Company and the selling stockholders renegotiated and entered into an Amended Stock Purchase Agreement, with an effective date of October 31, 2022, to amend the purchase price to $2.5 million, which both parties believed reflected the true fair value of Maison Monterey Park. The purchase price was fully paid in October 2023.

•        As of January 31, 2025, the Company had outstanding payable of $222,049 to John Xu. The largest amount of principal outstanding during the year ended April 30, 2024 was $200,811. The payable bears 0% interest per annum and is payable upon demand.

•        On August 25, 2023, New Victory Foods Inc. (“New Victory Foods”), which is 100% owned by John Xu, paid a good-faith escrow deposit of $250,000, on behalf of the Company, to Meng Truong and Paulina Truong as part of the purchase price of Lee Lee. As a result, as of January 31, 2025, the Company had an outstanding payable of $250,000 to New Victory Foods. The largest amount of principal outstanding during the fiscal year ended April 30, 2024 was $250,000. The payable bears 0% interest per annum and is payable on demand.

•        As of January 31, 2025, the Company had an outstanding payable of $440,166 to Hong Kong Supermarket of Monterey Park, Ltd., which is controlled by John Xu. The largest amount of principal outstanding during the two years ended April 30, 2024 was $440,166. The payable bears 0% interest per annum and is payable on demand.

•        The Company has engaged in sales and purchases of supermarket products with Hong Kong Supermarket of Monterey Park, Ltd, which is controlled by John Xu.

•        The Company has engaged in sales and purchases of certain supermarket products with HKGF Market of Alhambra, Inc. (“HKGF Alhambra”). Grace Xu, spouse of John Xu, controls HKGF Alhambra with 90% equity ownership, and the Company owns the remaining 10% of the outstanding equity in HKGF Alhambra. The Company had an aggregate of $236,681 supermarket product sales with HKGF Alhambra during the fiscal year ended April 30, 2024.

•        The Company has engaged in sales and purchases of certain supermarket products with HKGF Market of Arcadia, LLC (“HKGF Arcadia”). The Company owns 49% equity interest of HKGF Arcadia. The Company had an aggregate of $119,730 supermarket product sales with HKGF Arcadia during the fiscal year ended April 30, 2024. The Company had an aggregate of $260,262 supermarket product sales with HKGF Arcadia during the nine months ended January 31, 2025.

•        The Company has engaged in sales and purchases of supermarket products with United Food, LLC (“United Food”). John Xu, ultimately owns an aggregate 37.5% equity interest in United Food, of which 20% is through JC Gourmet Management Inc. and 17.5% is through Dai Cheong Trading Co. At April 30, 2024, the Company had an accounts receivable of $292,189 from United Food related to supermarket product sales. At January 31, 2025, the Company had an accounts receivable of $306,275 from United Food related to supermarket product sales.

•        The Company has purchased certain imports and wholesales of groceries from Dai Cheong Trading Co Inc. John Xu controls Dai Cheong Trading Co Inc. with 90% equity ownership through DC Holding CA, Inc. The Company owns the remaining 10% equity of Dai Cheong Trading Co Inc. The Company had an aggregate of $179,963 purchases of import and wholesales of groceries from Dai Cheong Trading Co Inc. during the fiscal year ended April 30, 2024. The Company had an aggregate of $844,075 purchases of import and wholesales of groceries from Dai Cheong Trading Co Inc. during the nine months ended January 31, 2025.

See Note 12 — “Related party balances and transactions” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended April 30, 2024 and Note 12 — “Related party balances and transactions” in the Notes to the Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2025 for additional information about our related party transactions.

OTHER MATTERS

A copy of our Annual Report on Form 10-K for the fiscal year ended April 30, 2024, without exhibits, is being mailed with this proxy statement. Stockholders are referred to the Form 10-K for financial and other information about the Company.

Additional copies of our Annual Report on Form 10-K for the fiscal year ended April 30, 2024 may be obtained without charge by writing to Investor Relations, Maison Solutions Inc., 127 N Garfield Avenue, Monterey Park, California 91754. Exhibits will be furnished upon request. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

ANNEX A

CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MAISON SOLUTIONS INC.

Pursuant to Section 242 of the
Delaware General Corporation Law

Maison Solutions Inc., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1.      The name of the Corporation is “Maison Solutions Inc.”

2.      The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on September 8, 2021. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 1, 2021 (the “Amended and Restated Certificate of Incorporation”).

3.      This Certificate of Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate of Incorporation.

4.      This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was duly approved and adopted by the Board of Directors of the Corporation and the stockholders of the Corporation entitled to vote thereon at a meeting of stockholders, in each case in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

5.      The text of Section A of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended to read in full as follows:

         “Authorized Stock. The total number of shares of all classes of stock which the Corporation is authorized to issue is 158,000,000 comprised of (i) 153,000,000 shares of Common Stock, $0.0001 par value per share (the “Common Stock”), of which (a) 150,000,000 shares shall be a series designated as Class A Common Stock (the “Class A Common Stock”), (b) 3,000,000 shares shall be a series designated as Class B Common Stock (the “Class B Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”).”

6.      The text of Section B of Article V of the Amended and Restated Certificate of Incorporation is hereby amended to read in full as follows:

“Stockholder Actions. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be effected by written consent of such stockholders pursuant to Section 228 of the DGCL if such action has been approved in advance by the requisite vote of the Board of Directors. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.”

Annex A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by John Xu, its President, Chief Executive Officer and Chairman, as of the __ day of April, 2025.

MAISON SOLUTIONS INC.
By:
Name:	John Xu
Title:	President, Chief Executive Officer and Chairman

Annex A-2

PRELIMINARY PROXY CARD * SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999 VOTE ON INTERNET Go to http://www.vstocktransfer.com/proxy Click on Proxy Voter Login and log-on using the below control number. Voting will be open until 11:59 p.m. (Eastern Time) on April [], 2025. CONTROL # VOTE BY MAIL Mark, sign and date your proxy card and return it in the envelope we have provided. VOTE IN PERSON If you would like to vote in person, please attend the Annual Meeting to be held on April [], 2025 at [] Eastern Time, at Maison’s corporate headquarters located at 127 N Garfield Avenue, Monterey Park, California 91754. Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope. Annual Meeting of Shareholders Proxy Card - Maison Solutions Inc. DETACH PROXY CARD HERE TO VOTE BY MAIL THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES, AND “FOR” ALL LISTED PROPOSALS. 1. Director Election Proposal To elect five directors, each for a term expiring at the next annual meeting or until their successors are duly elected and qualified. WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below) INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES’ NAMES BELOW: 01 John Xu 02 Alexandria M. Lopez 03 Mark Willis 04 Bin Wang 05 Dr. Xiaoxia Zhang 2. Authorized Share Increase Proposal To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to increase the number of authorized shares of Class A Common Stock from 92,000,000 shares to 150,000,000 shares. FOR AGAINST ABSTAIN 3. Stock Issuance Proposal To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of the shares of Class A Common Stock issuable pursuant to the Notes and Warrant (as described in the Proxy Statement). FOR AGAINST ABSTAIN 4. Stockholder Consent Proposal To approve an amendment to the Company’s Charter to permit stockholders of the Company to take action by written consent. FOR AGAINST ABSTAIN 5. Auditor Ratification Proposal To ratify the selection of Kreit & Chiu CPA LLP as the Company’s independent certified public accountants for the fiscal year ending April 30, 2026. FOR AGAINST ABSTAIN Note: To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting. Date Signature Signature, if held jointly Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person. To change the address on your account, please check the box at right and indicate your new address. * SPECIMEN * AC:ACCT9999 90.00

Maison Solutions Inc. Annual Meeting of Shareholders April [], 2025 DETACH PROXY CARD HERE TO VOTE BY MAIL THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES AND “FOR” ALL OTHER LISTED PROPOSALS. The undersigned hereby constitutes and appoints [] and [] as proxies, each with full power of substitution, and authorizes each of them to represent and vote all of the shares of common stock of Maison Solutions Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company in such manner as they, or either of them, may determine on any matters that may properly come before the Annual Meeting or any postponements or adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held at 127 N Garfield Avenue, Monterey Park, California 91754 on April [], 2025 at [] Eastern Time. The undersigned hereby revokes any proxies previously given. Delivery of Electronic Future Proxy Materials: If you would like to reduce the costs incurred by Maison Solutions Inc. in mailing materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the internet. To sign up for electronic delivery, please vote online and once your vote is cast you will have the option to enter your email information, or if submitting via Mail please provide your email address below and check here to indicate you consent to receive or access proxy materials electronically in future mailings for this issuer: Email Address: PLEASE INDICATE YOUR VOTE ON THE REVERSE SIDE (Continued and to be signed on Reverse Side)